EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement pertaining to the Brunswick 2003 Stock Incentive Plan, the Brunswick Elective Deferred Compensation Plan, and the Brunswick Restoration Plan of Brunswick Corporation of our report dated January 28, 2003, with respect to the consolidated financial statements and schedule of Brunswick Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Chicago, Illinois
February 16, 2004